Exhibit 10.14

In re	CROCHET & BOREL SERVICES, INC.	Case No.	08-10290 (BLS)
	Debtor	Reporting Period:	July 1 through July 31

BANK RECONCILIATIONS
Continuation Sheet for MOR-1
A bank reconciliation must be included for each bank account. The debtor's bank reconciliation may be substituted for this page.
(Bank account numbers may be redacted to last four numbers.)

	Operating	Payroll	Tax	Other
	#	#	#	#
BALANCE PER BOOKS	107,180.08

BANK BALANCE	117,719.08
(+) DEPOSITS IN TRANSIT (ATTACH LIST)
(-) OUTSTANDING CHECKS (ATTACH LIST):	10,539.00
OTHER (ATTACH EXPLANATION)

ADJUSTED BANK BALANCE *	107,180.08
*"Adjusted Bank Balance" must equal "Balance per Books"

DEPOSITS IN TRANSIT	Date	Amount	Date	Amount

CHEKS OUTSTANDING	Ck. #	Amount	Ck #	Amount
US Trustee	49054	6,500.00
Glast, Phillips & M	49055	4,039.00

				10,539.00

OTHER